                                                                    Exhibit 10.3



                            SUMMARY PLAN DESCRIPTION

                 VALOR TELECOMMUNICATIONS SOUTHWEST, LLC SAVINGS

                                      PLAN

                                                                      12/31/2001

                                                              Revised 02/05/2004

              VALOR TELECOMMUNICATIONS SOUTHWEST, LLC SAVINGS PLAN

SUMMARY PLAN DESCRIPTION.........................................................................................        4

I.       BASIC PLAN INFORMATION..................................................................................        5
         A.     ACCOUNT..........................................................................................        5
         B.     BENEFICIARY......................................................................................        5
         C.     EMPLOYEE.........................................................................................        5
         D.     EMPLOYER.........................................................................................        5
         E.     ERISA............................................................................................        6
         F.     HIGHLY COMPENSATED EMPLOYEE......................................................................        6
         G.     NON HIGHLY COMPENSATED EMPLOYEE..................................................................        6
         H.     PARTICIPANT......................................................................................        6
         I.     PLAN TYPE........................................................................................        6
         J.     PLAN ADMINISTRATOR...............................................................................        6
         K.     PLAN NUMBER......................................................................................        6
         L.     PLAN SPONSOR.....................................................................................        7
         M.     PLAN YEAR........................................................................................        7
         N.     SERVICE OF PROCESS...............................................................................        7
         O.     TRUSTEE..........................................................................................        7

II.      PARTICIPATION...........................................................................................        8
         A.     ELIGIBILITY REQUIREMENTS.........................................................................        8

III.     CONTRIBUTIONS...........................................................................................        9
         A.     COMPENSATION.....................................................................................        9
         B.     EMPLOYEE PRETAX CONTRIBUTIONS....................................................................        9
                  1.  Regular Contributions......................................................................        9
                  2.  Age 50 and Over Catch-Up Contributions.....................................................       10
         C.     EMPLOYEE AFTER-TAX CONTRIBUTIONS.................................................................       10
         D.     EMPLOYER MATCHING CONTRIBUTIONS..................................................................       10
                  1.  Non-discretionary Matching Contributions...................................................       10
                  2.  Discretionary Matching Contributions.......................................................       11
                  3.  Qualified Matching Contributions...........................................................       11
         E.     PROFIT SHARING CONTRIBUTIONS.....................................................................       11
                  1.  Discretionary Profit Sharing Contributions.................................................       11
         F.     QUALIFIED NONELECTIVE CONTRIBUTIONS..............................................................       11
         G.     LIMIT ON CONTRIBUTIONS...........................................................................       11
         H.     ROLLOVER CONTRIBUTIONS...........................................................................       12

IV.      INVESTMENTS.............................................................................................       13
         A.     INVESTMENTS......................................................................................       13
         B.     STATEMENT OF ACCOUNT.............................................................................       13

V.       VESTING.................................................................................................       15
         A.     FORFEITURE AND RE-EMPLOYMENT.....................................................................       16

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VI.      PARTICIPANT LOANS.......................................................................................       18
         A.     GENERAL LOAN RULES...............................................................................       18
         B.     SPECIFIC LOAN PROCEDURES.........................................................................       18

VII.     IN SERVICE WITHDRAWALS..................................................................................       19
         A.     HARDSHIP WITHDRAWALS.............................................................................       19
         B.     WITHDRAWALS AFTER AGE 59-1/2.....................................................................       19
         C.     WITHDRAWALS AFTER AGE 70-1/2.....................................................................       19
         D.     WITHDRAWALS AFTER NORMAL RETIREMENT AGE..........................................................       20
         E.     WITHDRAWALS OF VESTED EMPLOYER CONTRIBUTIONS.....................................................       20
         F.     WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS...........................................................       20
         G.     WITHDRAWALS OF ROLLOVER CONTRIBUTIONS............................................................       20

VIII.    DISTRIBUTION OF BENEFITS................................................................................       21
         A.     ELIGIBILITY FOR BENEFITS.........................................................................       21
         B.     DISTRIBUTABLE EVENTS.............................................................................       21
                  1. Death ......................................................................................       21
                  2. Disability .................................................................................       22
                  3. Retirement .................................................................................       22
                  4. Minimum Required Distributions..............................................................       22
                  5. Termination of Employment...................................................................       22
         C.     FORM OF PAYMENTS.................................................................................       22
                  1.  Lump Sum Distributions.....................................................................       22
                           a) Cash Distribution..................................................................       22
                           b) Direct Rollover Distribution.......................................................       23
                           c) Combination Cash Distribution and Direct Rollover Distribution.....................       24

IX.      MISCELLANEOUS INFORMATION...............................................................................       25
         A.     BENEFITS NOT INSURED.............................................................................       25
         B.     ATTACHMENT OF YOUR ACCOUNT.......................................................................       25
         C.     PLAN-TO-PLAN TRANSFER OF ASSETS..................................................................       25
         D.     PLAN AMENDMENT...................................................................................       25
         E.     PLAN TERMINATION.................................................................................       25
         F.     INTERPRETATION OF PLAN...........................................................................       26
         G.     ELECTRONIC DELIVERY..............................................................................       26

X.       INTERNAL REVENUE CODES TESTS............................................................................       27
         A.     NON-DISCRIMINATION TESTS.........................................................................       27
         B.     TOP HEAVY TEST...................................................................................       27

XI.      PARTICIPANT RIGHTS......................................................................................       28
         A.     CLAIMS...........................................................................................       28
                  1.  Claims Procedures..........................................................................       28
                  2.  Review Procedures (For Appeal of an Adverse Benefit Determination).........................       28
         B.     STATEMENT OF ERISA RIGHTS........................................................................       29

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XII.     SERVICE AND FEES........................................................................................       32

APPENDIX A. INVESTMENT OPTIONS...................................................................................       33

APPENDIX B. LOAN PROCEDURES......................................................................................       35

         A.     INITIATING LOANS.................................................................................       35
                  1.  Loan Application...........................................................................       35
                  2.  Loan Amount ...............................................................................       35
                  3.  Number of Loans............................................................................       35
                  4.  Interest Rate ..............................................................................      35
                  5.  Source of Loan Proceeds....................................................................       35
         B.     LOAN REPAYMENTS AND LOAN MATURITY................................................................       35
         C.     DEFAULT OR TERMINATION OF EMPLOYMENT.............................................................       36

APPENDIX C. SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS...........................................................       37


Valor Telecommunications Southwest, LLC Savings Plan                           3

                            SUMMARY PLAN DESCRIPTION

              VALOR TELECOMMUNICATIONS SOUTHWEST, LLC SAVINGS PLAN

The Valor Telecommunications Southwest, LLC Savings Plan (the "Plan") of Valor Telecommunications Enterprise, LLC has been amended as of 05/29/2003 (the "Effective Date"). This Plan is intended to be a qualified retirement plan under the Internal Revenue Code.

The purpose of the plan is to enable eligible Employees to save for retirement. As well as retirement benefits, the plan provides certain benefits in the event of death, disability, or other termination of employment. The Plan is for the exclusive benefit of eligible Employees and their Beneficiaries.

This booklet is called a Summary Plan Description ("SPD") and it contains a summary in understandable language of your rights and benefits under the plan. If you have difficulty understanding any part of this SPD, you should contact the Plan Administrator identified in the Basic Plan Information section of this document during normal business hours for assistance.

This SPD is a brief description of the principal features of the plan document and trust agreement and is not meant to interpret, extend or change these provisions in any way. A copy of the plan document is on file with the Plan Administrator and may be read by any employee at any reasonable time. The plan document and trust agreement shall govern if there is a discrepancy between this SPD and the actual provisions of the plan.

This SPD is based on the federal tax implications of your participation in the Plan, transactions made within your Account, and distributions you may receive from the plan. The state tax implications of your participation and these transactions should be determined based on an examination of appropriate state law. Please consult with your tax advisor if you have any questions regarding state tax law.

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                            I. BASIC PLAN INFORMATION

The Information in this section contains definitions to some of the terms that may be used in this Summary Plan Description. If the first letter of any of these definitions below is capitalized then it represents the indicated defined term.

         A.       ACCOUNT

An Account shall be established by the Trustee to record contributions made on your behalf and any related income, expenses, gains or losses. It may also be referred to as an Account balance.

         B.       BENEFICIARY

This is the person or persons (including a trust) you designate, or who are identified by the plan document if you fail to designate or improperly designate, who will receive your benefits in the event of your death. You may designate more than one Beneficiary.

         C.       EMPLOYEE

An Employee is an individual who is employed by your Employer as a common law employee or, in certain cases, as a leased employee and is not terminated.

         D.       EMPLOYER

The name, address and business telephone number of your Employer is:

Valor Telecommunications Enterprise, LLC
Las Colinas Tower 1
201 E. John Carpenter Fwy Suite 200
Irving, TX 75062
(972) 373-1000

Your Employer's federal tax identification number is: 75-2884398

The following Employers are also included as participating employers in the Valor Telecommunications Southwest, LLC Savings Plan:

         Valor Telecommunications, LLC

         Valor Telecommunications of Texas, LP

         Valor Telecommunications of Oklahoma, LLC

         Valor Telecommunications of New Mexico, LLC

         Valor Telecommunications Southwest, LLC

         Valor Telecommunications Services, LP

         Valor Telecommunications Corporate Group, LP

         Valor Business Solutions, LLC

         Kerrville Telephone Company

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         E.       ERISA

The Employee Retirement Income Security Act of 1974 (ERISA) identifies the rights of Participants and Beneficiaries covered by a qualified retirement plan.

         F.       HIGHLY COMPENSATED EMPLOYEE

An Employee is considered a highly compensated Employee if (i) at anytime during the current or prior year you own, or are considered to own, at least five percent of your Employer, or (ii) received compensation from your Employer during the prior year in excess of $90,000, as adjusted and you are in the top paid group consisting of the top 20% of employees ranked by compensation.

         G.       NON HIGHLY COMPENSATED EMPLOYEE

An Employee who is not a Highly Compensated Employee.

         H.       PARTICIPANT

A participant is an eligible Employee who has satisfied the eligibility and entry date requirements and is eligible to participate in the Plan or a formerly eligible Employee who has an account balance remaining in the Plan.

         I.       PLAN TYPE

The Valor Telecommunications Southwest, LLC Savings Plan is a defined contribution plan. These types of plans are commonly described by the method by which contributions for participants are made to the plan. The Valor Telecommunications Southwest, LLC Savings Plan is a 401(k) deferral plan. More information about the contributions made to the plan can be found in Section III, Contributions.

         J.       PLAN ADMINISTRATOR

The Plan Administrator is responsible for the administration of the Plan and its duties are identified in the plan document. In general, the Plan Administrator is responsible for providing you and your Beneficiaries with information about your rights and benefits under the Plan. The name, address and business telephone number of the Plan Administrator is:

         Valor Telecommunications Enterprise, LLC
         Las Colinas Tower 1
         201 E. John Carpenter Fwy Suite 200
         Irving, TX 75062
         (972) 373-1000

         K.       PLAN NUMBER

The three digit IRS number for the Plan is 001.

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         L.       PLAN SPONSOR

Your Employer is the sponsor of the Plan.

         M.       PLAN YEAR

The Plan Year is the twelve-month period ending on the last day of December. Your Employer may only change or have changed the Plan Year by amending and restating to a new Plan Document.

         N.       SERVICE OF PROCESS

The plan's agent for service of legal process is the Plan Administrator.

         O.       TRUSTEE

The trustee is responsible for trusteeing the Plan's assets. The trustee's duties are identified in the trust agreement and relate only to the assets in its possession. The name and address of the Plan's Trustee are:

         Fidelity Management Trust Company
         82 Devonshire Street
         Boston, MA 02109

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                                II. PARTICIPATION

         A.       ELIGIBILITY REQUIREMENTS

You are eligible to participate in the Plan if you are an Employee and you are not:

     -   a resident of Puerto Rico

     -   a Leased Employee

     -   a nonresident alien with no income from a U.S. source

You are also not eligible to participate if you are an individual who is a signatory to a contract, letter of agreement, or other document that acknowledges your status as an independent contractor not entitled to benefits under the Plan and you are not otherwise classified by the Employer as a common law employee and the Employer does not withhold income taxes, file Form W-2 (or any replacement form), or remit Social Security payments to the Federal government for you, even if you are later adjudicated to be a common law employee.

You will become eligible to participate in the Plan immediately upon completing those eligibility requirements. To begin participating, call the Fidelity Retirement Benefits Line at 1-800-835-5097 or access the NetBenefits(SM) web site at www.401k.com. If you require further assistance with enrollment, please contact your Plan Administrator. You will receive credit for purposes of eligibility for the time that you worked for GTE Corporation and its Subsidiaries.

Once you become a Participant, you are eligible to participate in the Plan until you terminate your employment with your Employer or become a member of a class of Employees excluded from the Plan. If you terminate your employment after you have met the eligibility requirements, and are later re-employed by your Employer, you will again be eligible to participate in the Plan after you complete one hour of service.

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                               III. CONTRIBUTIONS

After you satisfy the participation requirements in Section Two of this Summary Plan Description, you will be eligible to make pretax and after-tax contributions. In addition, your Employer may make matching and profit sharing contributions to your Account. The type(s) of contributions available under the Plan are described in this section.

         A.       COMPENSATION

Compensation must be defined to compute contributions under the Plan. Eligible compensation for computing contributions under the Plan is the taxable compensation for a Plan Year reportable by your Employer on your IRS Form W-2, excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits and including salary reduction contributions you made to an Employer sponsored cafeteria plan, 401(k) plan or 403(b) program. In addition, compensation excludes:

     -   overtime pay

     -   the taxable value of a qualified or non-qualified stock option

     -   severance pay

Compensation for your first year of eligible Plan participation will be measured only for that portion of your initial Plan Year that you are eligible. Tax laws limit the amount of compensation that may be taken into account each Plan Year; the maximum amount for the 2004 Plan Year is $205,000.

         B.       EMPLOYEE PRETAX CONTRIBUTIONS

                  1.       REGULAR CONTRIBUTIONS

You may elect to contribute a percentage of your eligible compensation into the Plan after you satisfy the Plan's eligibility requirements. The percentage of your eligible compensation you elect will be withheld from each payroll on a pretax basis and contributed to an Account in the Plan on your behalf. For pre-tax contributions being withheld from your compensation, the percentage you defer is subject to an annual limit of the lesser of 90% of eligible compensation or $13,000 (in 2004; for calendar years following 2002, legislation has increased the deferral limit by $1,000 each year until it reaches $15,000 for 2006 and then thereafter as adjusted by the Secretary of the Treasury) in a calendar year. Your pretax contributions cannot be forfeited for any reason, however, there are special Internal Revenue Code rules that must be satisfied and may require that some of your contributions be returned to you. The Plan Administrator will notify you if any of your contributions will be returned. You may increase or decrease the amount you contribute as of the beginning of each payroll period. You may also completely suspend your contributions. If you want to increase, decrease, suspend, or resume your

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Employee pretax contributions, you must call the Fidelity Retirement Benefits Line at 1-800-835-5097 or access the NetBenefits(SM) web site at www.40lk.com.

                  2.       AGE 50 AND OVER CATCH-UP CONTRIBUTIONS

The Plan provides that participants who are projected to be age 50 or older by the end of the calendar year and who are making Deferral Contributions to the Plan may also make a catch-up contribution of up to $1,000 in 2002, increasing by $1,000 each year until reaching $5,000 in 2006, when such amount will be indexed in $500 increments.

         C.       EMPLOYEE AFTER-TAX CONTRIBUTIONS

After you satisfy the Plan's eligibility and entry date requirements, you may elect to contribute a percentage of your eligible compensation into the Plan on an after-tax basis. You may contribute a whole percentage of not less than one percent of eligible compensation. However, there are special Internal Revenue Code rules which must be satisfied and the maximum amount you may contribute may be a lower percentage. The Plan Administrator will notify you if any of your contributions will be returned. Your Employer may refuse to accept your after-tax contributions if they will have an adverse effect on the Plan's non-discrimination tests. Your after-tax contributions belong to you and cannot be forfeited for any reason.

         D.       EMPLOYER MATCHING CONTRIBUTIONS

All matching contributions, other than additional discretionary matching contributions, will be computed by your Employer based on your eligible compensation contributed to the Plan each Plan Year. You must be employed as of the last day of the Contribution Period to be eligible for any matching contributions that may be made for that Plan Year.

Your Employer will communicate the amount of any annual discretionary matching contribution. You do not need to satisfy this requirement if you die, become disabled, or retire during the Plan Year. Employer matching contributions must be allocated to your Account in the Plan within prescribed legal time limits.

                  1.       NON-DISCRETIONARY MATCHING CONTRIBUTIONS

         Each Plan Year your Employer will make non-discretionary matching contributions in an amount equal to 75% of your Employee pretax contributions. Non-discretionary matching contributions are subject to a maximum of 6% of your eligible compensation contributed to the Plan. For purposes of determining your matching contributions under the Plan, your pre-tax contributions will not include Age 50 and Over Catch-Up Contributions described above.

         PLEASE NOTE: Employees covered by a collective bargaining agreement should refer to that agreement for the appropriate company matching contribution.

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                  2.       DISCRETIONARY MATCHING CONTRIBUTIONS

         Each Plan Year your Employer may make discretionary matching contributions of a percent, if any, to be determined annually based on a percentage of your Employee pretax contributions. Your Employer will communicate the amount of any annual discretionary matching contributions. For purposes of determining your matching contributions under the Plan, your pre-tax contributions will not include Age 50 and Over Catch-Up Contributions described above.

                  3.       QUALIFIED MATCHING CONTRIBUTIONS

         Your Employer may designate all or a portion of any matching contributions for a Plan Year as "qualified matching contributions" and allocate them to Non Highly Compensated Employees to help the Plan pass one or more annually required Internal Revenue Code nondiscrimination test(s). Any such contributions will be allocated to those Participants eligible to receive the Employer matching contributions described above who made pretax contributions during the Plan Year. Participants are 100% vested in these contributions and may not request a hardship withdrawal of these contributions. For purposes of determining your matching contributions under the Plan, your pre-tax contributions will not include Age 50 and Over Catch-Up Contributions described above.

         E.       PROFIT SHARING CONTRIBUTIONS

                  1.       DISCRETIONARY PROFIT SHARING CONTRIBUTIONS

         Your Employer may make annual discretionary profit sharing contributions in an amount to be determined at Plan Year end by the Board of Directors. You must be employed as of the last day of the Plan Year to be eligible for any profit sharing contributions that may be made for that Plan Year. You do not need to satisfy this requirement if you die, become disabled or retire during the Plan Year. Profit sharing contributions, if any, made to the Plan by your Employer will be allocated to your Account in the ratio that your eligible compensation bears to the total eligible compensation paid to all eligible Participants.

         F.       QUALIFIED NONELECTIVE CONTRIBUTIONS

Your Employer may designate all or a portion of any profit sharing contributions for a Plan Year as "qualified nonelective contributions" and allocate them to Non-Highly Compensated Employees to help the Plan pass one or more annually required Internal Revenue Code nondiscrimination test(s). You will be 100% vested in these contributions and may not request a hardship withdrawal of these contributions.

         G.       LIMIT ON CONTRIBUTIONS

Federal law requires that amounts contributed by you and on your behalf by your Employer for a given limitation year generally may not exceed the lesser of:

     - $41,000 (or such amount as may be prescribed by the Secretary of the Treasury); or

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     -   100% of your annual compensation.

The limitation year for purposes of applying the above limits is the twelve month period ending December 31st. Contributions under this Plan may not exceed the above limits. If this does occur, then excess contributions in your Account may be forfeited or refunded to you based on the provisions of the Plan document. You will be notified by the Plan Administrator if you have any excess contributions. Income tax consequences may apply on the amount of any refund you receive.

         H.       ROLLOVER CONTRIBUTIONS

You can roll over part or all of an eligible rollover distribution you received from a prior employer's qualified plan. The Plan Administrator must approve any rollover contribution and reserves the right to refuse to accept any such contribution. If your rollover contribution to the Plan is not a direct rollover (i.e., you received a cash distribution from your prior employer's plan or from your rollover IRA), then it must be received by the Trustee within 60 days of your receipt of the distribution. Rollover contributions shall only be made in the form of cash or allowable mutual fund shares. You may make a rollover contribution to the Plan before becoming a Participant. However, you will not become a Participant in the Plan and become entitled to make pretax contributions and share in Employer contributions until you have met the Plan's eligibility and entry date requirements. Your rollover contributions Account will be subject to the terms of this Plan and will always be fully vested and nonforfeitable. In general, if you receive an eligible rollover distribution as a surviving spouse of a participant or as a spouse or former spouse who is an "alternate payee" pursuant to a qualified domestic relations order ("QDRO"), you may also make a Rollover Contribution to the Plan.

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                                 IV. INVESTMENTS

         A.       INVESTMENTS

The Employee Retirement Income Security Act of 1974 (ERISA) imposes certain duties on the parties who are responsible for the operation of the Plan. These parties, called fiduciaries, have a duty to invest Plan assets in a prudent manner. However, an exception exists for plans that comply with ERISA Section 404(c) and permit a Participant to exercise control over the assets in his/her Account and choose from a broad range of investment alternatives. This Plan is intended to be a Section 404(c) plan. You are responsible for investment decisions relating to the investment of assets in your Account under the Plan and the Plan fiduciaries are not responsible for any losses based on your investment instructions. In addition, you have the right to vote any mutual fund proxy based on the number of shares you own. Please see Appendix A for a list of the investments currently available under the Plan. If you want additional information about any investment alternative, you may request any of the following information by calling Fidelity at 1-800-835-5097 or by accessing the NetBenefits(SM) web site at www.40lk.com:

     - A description of the annual operating expenses of each investment fund (e.g., investment management fees, administrative fees, transaction costs) which reduce the rate of return to you, and the aggregate amount of such expenses expressed as a percentage of average net assets of the designated investment alternative;

     - Prospectuses, financial statements and reports, plus any other material available to the Plan which relates to the available investment alternatives;

     - A list of the assets comprising the portfolio of each investment fund, the value of such assets (or the proportion of the investment fund which it comprises), and with respect to each such asset which is a fixed rate investment contract issued by a bank, savings and loan association or insurance company, the name of the issuer of the contract, the term of the contract and the rate of return on the contract;

     - Information concerning the value of shares or units of the investment funds available to Participants under the Plan, as well as the past investment performance of such funds, determined net of expenses, on a reasonable and consistent basis.

         B.       STATEMENT OF ACCOUNT

Your account statement is available online through NetBenefits(SM)at www.40lk.com. You can view and print a statement for any time period up to 15 previous months. The assets in the Plan are invested in available investment options and a separate Account is established for each Participant who receives and/or makes a contribution. The value of your Account is updated each business day to reflect any contributions, exchanges between investment options, investment earnings or losses for each investment option and withdrawals. A hard copy statement showing the value of your Account will also be automatically mailed to you within 15 business days after the following dates: February 28, May 31, August 31, and November 30. You can suppress

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these mailings from being sent to your home by logging on to NetBenefits(SM) and selecting Mail Preferences under the Accounts tab.

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                                   V. VESTING

The term "vesting" refers to your nonforfeitable right to the money in your Account. You receive vesting credit for the number of years that you have worked for your Employer. If you terminate your employment with your Employer, you may be able to receive a portion or all of your Account based on your vested percentage. You are always 100% vested in your Rollover Contributions, After-Tax Contributions, Qualified Matching Contributions, Qualified Nonelective Contributions, Regular Contributions and any earnings thereon. Your Employer Matching Contributions and Employer Profit Sharing Contributions and any earnings thereon will be vested in accordance with the following schedule:

YEARS OF SERVICE                 VESTING PERCENTAGE
   Less than 1                           50
        1                                50
        2                                100

Your years of service with GTE Corporation and its Subsidiaries will be counted to determine the number of years of service for vesting purposes.

The Plan has changed the methodology used to determine your years of service. Previously you received vesting credit for a year of service under the `general method' if you worked more than 1,000 hours in a Plan Year. Vesting under the Plan is now based upon the elapsed time method. Hours of service are not counted and instead periods of service are computed. A period of service is determined by the time you work for your Employer. Only your whole years of service with your Employer will be counted to compute your years of service for vesting purposes. For example, if you work three years and ten months then for vesting purposes you will receive credit for three years of service.

If you were a Participant in the Plan before April 1, 2000 then you will receive vesting credit for your years of service with your Employer based upon the following:

       APPLICABLE YEAR(S)                       METHOD                             MEASUREMENT
       ------------------                       ------                             -----------
1.     Year(s) before 2000               General                                 Jan. 1 to Dec. 31
2.     2000                              General or Elapsed Time*                Jan. 1 to Dec. 31
3.     Year(s) after 2000                Elapsed Time                            Jan. 1 to Dec. 31

* You will receive credit for this year based upon whichever method is more favorable to you.

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If you were hired on or after April 1, 2000 then you will receive vesting credit for your years of service with your Employer based only on the elapsed time method. In this case, your measurement period for determining your years of service will generally be based upon your date of employment with your Employer.

         A.       FORFEITURE AND RE-EMPLOYMENT

If you terminate your employment with your Employer and are less than 100% vested in your Employer Account, you may forfeit the non-vested portion of your Employer Account. A forfeiture will occur in the Plan Year that you receive a distribution of your entire vested Account, or if you do not receive a distribution, after five consecutive one year breaks in service. Forfeitures are retained in the Plan and will first be used to pay administrative expenses. Any remaining amounts will be used to reduce future Employer contributions payable under the Plan.

         Example: (This example is for illustration purposes only.) Assuming your vesting schedule is as follows:

YEARS OF SERVICE                 VESTING PERCENTAGE
  Less than 2                             0
       2                                 20%
       3                                 40%
       4                                 60%
       5                                 80%
       6                                100%

         You terminate your employment in 2004 with five years of service and the following Account:

SOURCE                 AMOUNT           VESTED PERCENTAGE             VESTED AMOUNT
Employee               $2,000                  100%+                      $2,000
Employer               $1,000                   80%                          800
                       ------                                             ------
Total                  $3,000                                             $2,800

You received a $2,800 distribution in 2004 from the Plan. This represented a complete distribution of your Account. A $200 forfeiture will occur in 2004.

         + You are always 100% vested in your own employee pretax contributions and earnings in the Plan.

A one-year break in service occurs when you work less than one hour in a twelve consecutive month period. A break in service starts with the date you stop working for your Employer. If you are absent from work due to maternity or paternity reasons, and then the break period will not start until after the first anniversary year of your absence.

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If you were a Participant when you terminated your employment and are re-employed by your Employer, then you will again become a Participant on the date you complete one hour of service. Your period of employment before you were rehired is referred to as your pre-break service. Your period of employment after you were rehired is referred to as your post-break service. If you are re-employed after incurring five consecutive one-year breaks in service then your post-break service will not count in determining your vesting percentage in your pre-break Account balance. Your post-break service will count in determining your vesting percentage in your pre-break Account balance and any forfeited amounts will be restored to your Account if:

         (1) You are re-employed by your Employer before you incur five consecutive one-year breaks in service, and

         (2) If you received distribution of your vested Account and you repay the full amount of the distribution before the end of the five-year period that begins on the date you are re-employed.

         EXAMPLE: Assume you terminate employment with your Employer in 2004 with an Account balance of $10,000, of which $6,000 is vested. You elect to receive a lump sum distribution of your vested Account balance. The remainder, or $4,000, is forfeited in 2004. If you are rehired on January 1, 2005 and repay the $6,000 distribution prior to January 1, 2010, the $4,000 previously forfeited will be restored to your Account. Additionally, your service after January 1, 2005 is counted toward vesting your pre-break Account balance of $10,000.

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                              VI. PARTICIPANT LOANS

         A.       GENERAL LOAN RULES

Loans shall be made available to all qualifying Participants on a reasonably equivalent basis. However, loans may not be made to an eligible Employee who makes a rollover contribution and who has not satisfied the Plan's age, service and entry date requirements. Loans are not considered distributions and are not subject to Federal or state income taxes, provided they are repaid as required. While you do have to pay interest on your loan, both the principal and interest are deposited in your Account.

         B.       SPECIFIC LOAN PROCEDURES

Please see Appendix B, Loan Procedures, for specific information regarding receiving and repaying loans from the Plan. Additional information may be attained from the Plan Administrator.

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                           VII. IN SERVICE WITHDRAWALS

If you qualify, as indicated below for each withdrawal, you may obtain a withdrawal from the Plan while you are still an Employee. You can apply for any of the below described distributions by calling the Fidelity Retirement Benefits Line at 1-800-835-5097 or by accessing the NetBenefits(SM) web site at www.401k.com. All telephone calls will be recorded. Most distributions have been pre-approved by the Plan Administrator. The following types of withdrawals are available under the Plan:

         A.       HARDSHIP WITHDRAWALS

If you are an Employee and request a hardship withdrawal and it is approved by the Plan Administrator, you may withdraw your Employee pretax contributions to satisfy any of the following immediate and heavy financial needs: (1) medical expenses for you, your spouse, children or dependents; (2) the purchase of your principal residence; (3) to prevent your eviction from, or foreclosure on, your principal residence; or (4) to pay for post-secondary education expenses (tuition, related educational fees, room and board) for you, your spouse, children or dependents for the next twelve months; or any other immediate and heavy financial need as determined based on Internal Revenue Service regulations. In accordance with Internal Revenue Service regulations, you must first exhaust all other assets reasonably available to you prior to obtaining a hardship withdrawal. This includes obtaining a withdrawal of any after-tax contribution in your Account and a loan from this Plan and any other qualified plan maintained by your Employer. Your pretax contributions to this Plan, and any other Employer-sponsored qualified or non-qualified plan, will be suspended for six months after your receipt of the hardship withdrawal. The minimum hardship withdrawal is $500. Hardship withdrawals distributed after December 31, 2001 will not be considered an "eligible rollover distribution". Instead of the required federal withholding on an "eligible rollover distribution", these amounts will be subject to the 10% nonperiodic income tax withholding rate unless you elect out of the withholding.

         B.       WITHDRAWALS AFTER AGE 59-1/2

If you have reached age 59-1/2, then you may elect to withdraw all or a portion of your entire Account while you are still employed by your Employer.

         C.       WITHDRAWALS AFTER AGE 70-1/2

Starting in the calendar year in which you reach age 70-1/2, you may elect to receive distributions calculated in the same manner as Minimum Required Distributions. For more information, please refer to the paragraph so entitled under the Distributable Events subsection of this SPD's section on Distribution of Benefits below.

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         D.       WITHDRAWALS AFTER NORMAL RETIREMENT AGE

You may elect to withdraw your vested Account balance after you reach the Plan's normal retirement age, the later of age 65 or the fifth anniversary of your Employment Commencement Date, or delay it until you retire. Notwithstanding the above, by law certain contributions including employee pretax, qualified matching, safe harbor matching, qualified nonelective, and safe harbor nonelective contributions cannot be withdrawn prior to age 59-1/2.

         E.       WITHDRAWALS OF VESTED EMPLOYER CONTRIBUTIONS

You may elect to withdraw all or a portion of your vested profit sharing contributions that have been in your Account for at least 24 months. The following special restrictions apply to any withdrawal of Vested Profit Sharing
Contributions:

     -   No more than one in every six months

         F.       WITHDRAWALS OF AFTER-TAX CONTRIBUTIONS

If you have previously made after-tax contributions then you may elect to withdraw all or a portion of them. You may not make withdrawals more frequently than once every 6 months.

         G.       WITHDRAWALS OF ROLLOVER CONTRIBUTIONS

If you have a balance in your rollover contributions Account, you may elect to withdraw all or a portion of it.

The amount of any taxable withdrawal other than the return of your after-tax contributions that is not rolled over into an Individual Retirement Account or another qualified employer retirement plan will be subject to Federal and state, if applicable, income taxes. In general, the amount of any taxable withdrawal that is not rolled over into an Individual Retirement Account or another qualified employer retirement plan will be subject to 20% Federal Income Tax and any applicable State Income Tax. A 10% Internal Revenue Code early withdrawal penalty tax may apply to the amount of your withdrawal if you are under the age of 59-1/2 and do not meet one of the Internal Revenue Code exceptions.

The amount of any withdrawal will be withdrawn from available investment options in the order established by the Trustee.

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                         VIII. DISTRIBUTION OF BENEFITS

         A.       ELIGIBILITY FOR BENEFITS

A distribution can be made to you if you request one due to your disability, retirement, or termination of employment from your Employer and any Related Employer. Your Beneficiary or Beneficiaries may request a distribution of your vested Account balance in the event of your death.

You may defer receipt of your distribution until a later date. However, you cannot postpone it if your vested Account balance is $5,000 or less in which case the Plan Administrator will direct the Trustee to distribute it to you as a lump sum distribution without your consent. If your vested Account balance exceeds $5,000, you may delay your distribution until you are required by law to receive minimum required distributions. You will have a continuing election to request a distribution if you elect to postpone your distribution unless you are re-employed by your Employer or any Related Employer. The value of your Account balance will continue to increase or decrease, as appropriate, based on the investment returns until it is distributed. Your written consent will be required for any distribution if your vested Account balance is greater than $5,000.

You should consult with your tax advisor to determine the financial impact of your situation before you request a distribution. You may apply for a distribution by calling the Fidelity Retirement Benefits Line at 1-800-835-5097 and/or by accessing the NetBenefits(SM) web site at www.401k.com. All telephone calls will be recorded. Most distributions have been pre-approved by the Plan Administrator.

         B.       DISTRIBUTABLE EVENTS

You are eligible to request a distribution of your vested Account balance based on any of the following events:

                  1.       DEATH

         If you are a Participant in the Plan and die, your vested Account balance, if any, will be paid to your designated Beneficiary or Beneficiaries. If you are an Employee of your Employer or a Related Employer at the time of your death, your Account balance will automatically become 100% vested. You may designate a Beneficiary or Beneficiaries on a designation form that must be properly signed and filed with the Plan Administrator. If you are married and want to designate someone other than your spouse as your primary Beneficiary, your spouse must consent to this designation by signing the form. His/her signature must be witnessed by a Plan representative or a notary public. You should contact the Plan Administrator to obtain a designation of beneficiary form.

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                  2.       DISABILITY

         If you become disabled while you are employed by your Employer or a Related Employer, so that you are determined disabled by a physician selected by the Plan Administrator, the full value of your Account balance may be distributed to you upon request. You will automatically become 100% vested in your Account balance when you become disabled. You may request a distribution of your Account balance only if you terminate your employment with your Employer or Related Employer.

                  3.       RETIREMENT

         You do not have to terminate your employment with your Employer just because you attain your normal retirement age of the later of age 65 or the fifth anniversary of your commencement date. You will automatically become 100% vested in your Account balance upon meeting the retirement requirements.

                  4.       MINIMUM REQUIRED DISTRIBUTIONS

         You are required by law to receive a minimum required distribution from the Employer's Plan, unless you are a five percent owner of the Employer, no later than April 1 of the calendar year following the calendar year you turn 70-1/2 or terminate your employment, whichever is later. If you are a five percent owner of the Employer, you must start receiving your distribution no later than April 1 of the calendar year following the calendar year you turn 70-1/2. Once you start receiving your minimum required distribution, you should receive it at least annually and you should complete the appropriate documentation each year until all assets in your Account are distributed. If you have any questions about your minimum required distributions, please contact your Plan Administrator.

                  5.       TERMINATION OF EMPLOYMENT

         If you terminate your employment with your Employer and any Related Employer, you may elect to receive a distribution of your vested Account balance from the Plan.

         C.       FORM OF PAYMENTS

                  1.       LUMP SUM DISTRIBUTIONS

         Your entire vested Account balance will be paid to you in a single cash distribution or other distribution that you elect.

                           a)       CASH DISTRIBUTION

                  Any distribution paid directly to you will be subject to mandatory Federal income tax withholding of 20% of the taxable distribution and the remaining amount will be paid to you. You cannot elect out of this tax withholding but you can avoid it by electing a direct rollover distribution as described below. This withholding is not a penalty but a prepayment of your Federal income taxes.

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                  You may rollover the taxable distribution you receive to an individual retirement account (IRA) or your new employer's qualified plan, if it accepts rollover contributions and you roll over this distribution within 60 days after receipt. You will not be taxed on any amounts timely rolled over into the IRA or your new employer's qualified Plan until those amounts are later distributed to you. Any amounts not rolled over may also be subject to certain early withdrawal penalties prescribed under the Internal Revenue Code.

                           b)       DIRECT ROLLOVER DISTRIBUTION

                  As an alternative to a cash distribution, you may request that your entire distribution be rolled directly into a Fidelity IRA, a non-Fidelity IRA or to your new employer's qualified plan if it accepts rollover contributions. Federal income taxes will not be withheld on any direct rollover distribution.

                  When you call the Fidelity Retirement Benefits Line to take a withdrawal, you will be asked whether you will be rolling over any part of your distribution. If you wish to have any part of your distribution rolled over to an IRA or another qualified plan, you will need to speak to a Fidelity representative.

                           1. Rollover to Fidelity IRA - You will be asked whether you have received a Fidelity Service for Exiting Employees (`SEE') Rollover IRA Kit. If you haven't received a SEE Kit, the Fidelity representative will send out one. Then, your rollover request will be entered on the system and will pend (for up to 90 days) until the Rollover IRA account is set up. You must return the signed Rollover IRA application to Fidelity's Retail Customer Service Department (in Dallas, TX) in order to set up the Rollover IRA account. Once the Rollover IRA account has been set up, your vested Account balance will be transferred to the Fidelity Rollover IRA.

                           2. Rollover to Non-Fidelity IRA - A check will be issued by the Trustee payable to the IRA custodian or trustee for your benefit. The check will contain the notation `Direct Rollover' and it will be mailed directly to you. You will be responsible for forwarding it on to the custodian or trustee. You must provide the Plan Administrator with complete information to facilitate your direct rollover distribution.

                           3. Rollover to your New Employer's Qualified Plan - You should check with your new employer to determine if its plan will accept rollover contributions. If allowed, then a check will be issued by the Trustee payable to the trustee of your new employer's qualified plan. The check will contain the notation `Direct Rollover' and it will be mailed directly to you. You will be responsible for forwarding it on to the new trustee. You must provide the plan

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                                    Administrator with complete information to facilitate your direct rollover distribution

                           c) COMBINATION CASH DISTRIBUTION AND DIRECT ROLLOVER DISTRIBUTION

                  You may request that part of your distribution be paid directly to you and the balance rolled into an IRA, your new employer's retirement plan, or a 403(a) annuity. Any cash distribution will be subject to the Federal income tax withholding rules referred to in subsection 1a above and any direct rollover distribution will be made in accordance with section lb above. Your direct rollover distribution must be at least $500.

                  You will pay income tax on the amount of any taxable distribution you receive from the Plan unless it is rolled into an IRA or your new employer's qualified Plan. A 10% IRS premature distribution penalty tax may also apply to your taxable distribution unless it is rolled into an IRA or another qualified plan. The 20% Federal income tax withheld under this section may not cover your entire income tax liability. In the case of a combination distribution, if any portion of the eligible rollover distribution consists of after-tax contributions, the cash paid directly to you will be considered to consist completely of after-tax contributions before any after-tax contributions are attributed to the portion paid as a direct rollover. Consult with your tax advisor for further details.

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                         IX. MISCELLANEOUS INFORMATION

         A.       BENEFITS NOT INSURED

Benefits provided by the Plan are not insured or guaranteed by the Pension Benefit Guaranty Corporation under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to this particular Plan. You will only be entitled to the vested benefits in your Account based upon the provisions of the Plan and the value of your Account will be subject to investment gains and losses.

         B.       ATTACHMENT OF YOUR ACCOUNT

Your Account may not be attached, garnished, assigned or used as collateral for a loan outside of this Plan except to the extent required by law. Your creditors may not attach, garnish or otherwise interfere with your Account balance except in the case of a proper Internal Revenue Service tax levy or a Qualified Domestic Relations Order (QDRO). A QDRO is a special order issued by the court in a divorce, child support or similar proceeding. In this situation, your spouse, or former spouse, or someone other than you or your Beneficiary, may be entitled to a portion or all of your Account balance based on the court order. Participants and Beneficiaries can obtain, without a charge, a copy of QDRO procedures from the Plan Administrator.

         C.       PLAN-TO-PLAN TRANSFER OF ASSETS

Your Employer may direct the Trustee to transfer all or a portion of the assets in the Account of designated Participants to another plan or plans maintained by your Employer or other employers subject to certain restrictions. The plan receiving the Trust Funds must contain a provision allowing the transfer and preserve any benefits required to be protected under existing laws and regulations. In addition, a Participant's vested Account balance may not be decreased as a result of the transfer to another plan.

         D.       PLAN AMENDMENT

Your Employer reserves the authority to amend certain provisions of the Plan by taking the appropriate action. However, any amendment may not eliminate certain forms of benefits under the Plan or reduce the existing vested percentage of your Account balance derived from Employer contributions. If you have three or more years of service with your Employer and a Related Employer and the vesting schedule is amended, then you will be given a choice to have the vested percentage of future Employer contributions made to your Account computed under the new or the old vesting schedule. The Plan Administrator will provide you with the appropriate information to make an informed decision if the Plan's vesting schedule is amended.

         E.       PLAN TERMINATION

Your Employer has no legal or contractual obligation to make annual contributions or to continue the Plan. Your Employer reserves the right to terminate the Plan at any time by taking

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appropriate action as circumstances may dictate, with the approval of the Board of Directors. In the event the Plan should terminate, each Participant affected by such termination shall have a vested interest in his Account of 100 percent. The Plan Administrator will facilitate the distribution of Account balances in single lump sum payments to each Participant in accordance with Plan provisions until all assets have been distributed by the Trustee. Each Participant in the Plan upon Plan termination will automatically become 100% vested in his/her Account balance.

         F.       INTERPRETATION OF PLAN

The Plan Administrator has the power and discretionary authority to construe the terms of the Plan based on the Plan document, existing laws and regulations and to determine all questions that arise under it. Such power and authority include, for example, the administrative discretion necessary to resolve issues with respect to an Employee's eligibility for benefits, credited services, disability, and retirement, or to interpret any other term contained in Plan documents. The Plan Administrator's interpretations and determinations are binding on all Participants, Employees, former Employees, and their Beneficiaries.

         G.       ELECTRONIC DELIVERY

This Summary Plan Description and other important Plan information may be delivered to you through electronic means. This Summary Plan Description contains important information concerning the rights and benefits of your Plan. If you receive this Summary Plan Description (or any other Plan information) through electronic means you are entitled to request a paper copy of this document, free of charge, from the Plan Administrator. The electronic version of this document contains substantially the same style, format and content as the paper version.

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                        X. INTERNAL REVENUE CODES TESTS

         A.       NON-DISCRIMINATION TESTS

The Plan must pass Internal Revenue Code non-discrimination tests as of the last day of each Plan Year to maintain a qualified Plan. These tests are intended to ensure that the amount of contributions under the Plan do not discriminate in favor of Highly Compensated Employees. In order to meet the tests, your Employer encourages participation from all eligible Employees. Depending upon the results of the tests, the Plan Administrator may have to refund pretax contributions contributed to the Plan and vested matching contributions to certain Highly Compensated Employees, as determined under Internal Revenue Service regulations. Pretax or matching contributions will be refunded to you from applicable investment options. You will be notified by the Plan Administrator if any of your contributions will be refunded to you.

         B.       TOP HEAVY TEST

The Plan is subject to the Internal Revenue Code "top-heavy" test. Each Plan Year, the Plan Administrator tests this Plan, together with any other Employer-sponsored qualified plans that cover one or more key employees, to ensure that no more than 60% of the benefits are for key employees. If this Plan is top-heavy, then your Employer may be required to make a minimum annual contribution on your behalf to this, or another Employer sponsored plan, if you are employed as of Plan Year-end. In addition, the following vesting schedule will be used instead of the one previously listed in the vesting section of this Summary Plan Description.

YEARS OF SERVICE                    VESTING PERCENTAGE
  less than 1                               50
       1                                    50
       2                                   100

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                             XI. PARTICIPANT RIGHTS

         A.       CLAIMS

                  1.       CLAIMS PROCEDURES

A plan participant or beneficiary may make a claim for benefits under the Plan. Any such claim you file must be submitted to the Plan Administrator in a form and manner acceptable to the Plan Administrator. Contact your Plan Administrator for more information. Generally, the Plan Administrator will provide you with written notice of the disposition of your claim within 90 days after receipt of your claim by the Plan. If the Plan Administrator determines that special circumstances require an extension of time to process your claim, the Plan Administrator will furnish written notice of the extension to the claimant prior to the expiration of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period the Plan Administrator had to dispose of your claim. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. (A different procedure applies for disability related claims -- see the next paragraph). In the event the claim is denied, the Plan Administrator will disclose to you in writing the specific reasons for the denial, a reference to the specific provisions of the Plan on which the determination is based, a description of additional material or information necessary for the claimant to perfect the claim and an explanation of why it is required, and information about the steps that must be taken to submit a timely request for review, including a statement of your right to bring a civil action under Section 502(a) of ERISA following as adverse determination upon review.

If your claim concerns disability benefits under the Plan, the Plan Administrator must notify you in writing within 45 days after you have filed your claim in order to deny it. If special circumstances require an extension of time to process your claim, the Plan Administrator must notify you before the end of the 45-day period that your claim may take up to 30 days longer to process. If special circumstances still prevent the resolution of your claim, the Plan Administrator may then only take up to another 30 days after giving you notice before the end of the original 30-day extension. If the Plan Administrator gives you notice that you need to provide additional information regarding your claim, you must do so within 45 days of that notice.

                  2. REVIEW PROCEDURES (FOR APPEAL OF AN ADVERSE BENEFIT DETERMINATION)

You may appeal the denial of your claim made under the procedures described above within 60 days after the date following your receipt of notification of the denied claim (a different procedure applies for disability related claims -- see the next paragraph) by filing a written request for review with the Plan Administrator. This written request may include comments, documents, records, and other information relating to your claim for benefits. You shall be provided, upon your request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits. The review will take into account all comments, documents, records, and other information submitted by you

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relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

If your initial claim was for disability benefits under the Plan and has been denied by the Plan Administrator, you have 180 days from the date you receive notice of your denial in which to appeal that decision. Your review will be handled completely independently of the findings and decision made regarding your initial claim and will be processed by an individual who is not a subordinate of the individual who denied your initial claim. If your claim requires medical judgment, the individual handling your appeal will consult with a medical professional who was not consulted regarding your initial claim and who is not a subordinate of anyone consulted regarding your initial claim and identify that medical professional to you.

The Plan Administrator shall notify you of the Plan's benefit determination on review within a reasonable period of time, but not later than 60 days after receipt of your request for review by the Plan, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to you prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

The Plan Administrator shall provide you with written notification of a plan's benefit determination on review. In the case of an adverse benefit determination, the notification shall set forth, in a manner calculated to be understood by you -- the specific reason or reasons for the adverse determinations, reference to the specific plan provisions on which the benefit determination is based, a statement that you are entitled to receive, upon your request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

                  B.       STATEMENT OF ERISA RIGHTS

As a Participant in the Plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants shall be entitled to:

RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

     - Examine, without charge, at the Plan Administrator's office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

     - Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated

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         Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies.

     - Receive a summary of the Plans annual financial report. The Plan Administrator is required by law to furnish each Participant with a copy of this Summary Annual Report each year.

     - Obtain a statement telling you whether you have a right to receive a benefit under the plan at normal retirement age (the later of age 65 or the fifth anniversary of your Employment Commencement Date) and if so, what your benefits would be at normal retirement age if you stop working under the Plan now. If you do not have a right to a benefit under the plan, the statement will tell you how many more years you have to work to get a right to a benefit. This statement must be requested in writing and is not required to be given more than once every twelve (12) months. The Plan must provide the statement free of charge.

PRUDENT ACTIONS BY FIDUCIARIES

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you, other Plan Participants and Beneficiaries. No one, including your Employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a retirement benefit or exercising your rights under ERISA.

ENFORCE YOUR RIGHTS

If your claim for a benefit under the Plan is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. The Plan's agent for legal service of process in the event of a lawsuit is the Plan Administrator. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim frivolous.

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ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about your Plan, you should contact the Plan Administrator. If you have any questions about this statement or your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

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                              XII. SERVICE AND FEES

Fees and expenses charged under your Account will impact your retirement savings, and fall into three basic categories. Investment fees are generally assessed as a percentage of assets invested, and are deducted directly from your investment returns. Investment fees can be in the form of sales charges, loads, commissions, 12b-l fees, or management fees. You can obtain more information about such fees from the documents (e.g., a prospectus) that describe the investments available under your Plan and from Appendix A: Investment Options. Plan administration fees cover the day-to-day expenses of your Plan for recordkeeping, accounting, legal and trustee services, as well as additional services that may be available under your Plan, such as daily valuation, telephone response systems, internet access to plan information, retirement planning tools, and educational materials. In some cases, these costs are covered by investment fees that are deducted directly from investment returns. In other cases, these administrative fees are either paid directly by your Employer, or are passed through to the participants in the Plan, in which case a recordkeeping fee will be deducted from your Account. Transaction-based fees are associated with optional services offered under your Plan, and are charged directly to your Account if you take advantage of a particular plan feature that may be available, such as a Plan loan. For more information on fees associated with your Account, refer to your quarterly Account statement or speak with your Plan Administrator.

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                         APPENDIX A. INVESTMENT OPTIONS

You have the opportunity to direct the investments of your Account among the following investment funds:

     FUND NAME             FUND CODE                         FUND OBJECTIVE
FIDELITY RET GOVT MM         0631        Seeks as high a level of current income as is
                                         consistent with the security of principal and liquidity.

FIDELITY INTER BOND          0032        Seeks a high level of current income.

FIDELITY EQUITY INC          0023        Seeks reasonable income. The fund will also consider
                                         the potential for capital appreciation. Seeks a yield
                                         that exceeds the yield on the securities comprising the
                                         Standard and Poor's 500 Index.

OAKMARK SELECT I             OFOA        To increase the value of your investment over the long
                                         term through capital growth.

FIDELITY MAGELLAN            0021        Seeks capital appreciation.

SPARTAN US EQ INDEX          0650        The fund seeks to provide investment results that
                                         correspond to the total return (i.e. the combination of
                                         capital changes and income) performance of common
                                         stocks publicly traded in the United States.

FIDELITY GROWTH CO           0025        Seeks capital appreciation.

FIDELITY AGGR GROWTH         0324        Seeks capital appreciation.

BARON GROWTH                 OFBK        To seek Capital Appreciation.

FIDELITY DIVERS INTL         0325        Seeks capital growth.

FID FREEDOM INCOME           0369        Seeks high current income and, as a secondary
                                         objective, capital appreciation.

FID FREEDOM 2000             0370        Seeks high total return.

FID FREEDOM 2010             0371        Seeks high total return.

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   FUND NAME               FUND CODE          FUND OBJECTIVE
   ---------               ---------          --------------
FID FREEDOM 2020             0372        Seeks high total return.

FID FREEDOM 2030             0373        Seeks high total return.

FID FREEDOM 2040             0718        Seeks high total return.

Your Employer has agreed to pay certain investment fees associated with having each investment in excess of the 15 investment options allowed for the Plan at no additional fee. If your Employer fails to pay any of those fees, then Participants may have those fees deducted from their Accounts.

If a contribution is received for your Account and you have not supplied investment instructions to the Trustee, this contribution will be invested based on Employer direction, or absent such direction, in the most conservative investment option in the Plan.

You may redirect the investment of your future contributions or exchange your existing Account balance among available investment options by calling 1-800-835-5097 on any business day between 8:30 AM (ET) and 8:00 PM (ET). This is an automated telephone service and you should follow the telephonic instructions or you can press the appropriate number if you want to talk to a Fidelity telephone representative. All representative-assisted calls will be recorded for your protection. You may call the telephone number virtually 24 hours a day, seven days a week to check Account balances, prices, yields or obtain investment information. You may also use the internet to redirect the investment or your future contributions or exchange your existing Account balance by using Fidelity's NetBenefits internet account access website (at 401k.com). Please contact the Plan Administrator for further information.

Exchanges received and confirmed before the close of the market (usually 4:00 PM
(ET)) will be posted on that business day based upon the closing price of the affected investment(s). Exchanges received and confirmed after the market close will be processed on the next business day based upon the closing price of the affected investment(s) on that next business day. The minimum exchange is the lesser of $250 or 100% of your Account balance in the investment option. If your exchange is less than $250 then it may only be exchanged into one investment option. A written confirmation of your change in the investment of your future contributions or your exchange of an existing fund will be mailed to you within five business days. Fidelity reserves the right to change, restrict, or terminate exchange procedures to protect mutual fund shareholders.

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                           APPENDIX B. LOAN PROCEDURES

         A.       INITIATING LOANS

                  1.       LOAN APPLICATION

         If you have met the Plan's eligibility and entry date requirements, you may apply for a loan by calling the Fidelity Retirement Benefits Line, 1-800-835-5097 or by accessing the NetBenefits(SM) web site at www.401k.com. All telephone calls will be recorded. You may apply for only one loan each Plan Year. All loans have been pre-approved by the Plan Administrator based on the criteria outlined in the Plan. Loans will be allowed for any purpose. A loan set up fee of $75 will be deducted from your Account for each new loan processed.

                  2.       LOAN AMOUNT

         The minimum loan is $1,000 and the maximum amount is the lesser of one-half of your vested Account balance or $50,000 reduced by the highest outstanding loan balance in your Account during the prior twelve month period. All of your loans from plans maintained by your Employer or a Related Employer will be considered for purposes of determining the maximum amount of your loan. Up to 50% of your vested Account balance may be used as collateral for any loan.

                  3.       NUMBER OF LOANS

         You may only have 2 loans outstanding at any given time. You may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan.

                  4.       INTEREST RATE

         All loans shall bear a reasonable rate of interest as determined by the Plan Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate shall remain fixed throughout the duration of the loan.

                  5.       SOURCE OF LOAN PROCEEDS

         Loan proceeds will be withdrawn from available contribution sources and investment options in the order established by the Trustee.

         Please contact the Plan Administrator for more information.

         B.       LOAN REPAYMENTS AND LOAN MATURITY

All loans must be repaid in level payments through after-tax payroll deductions on at least a quarterly basis over a five year period unless it is for the purchase of your principal residence in

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which case the loan repayment period may not extend beyond 20 years from the date of the loan. If repayment is not made by payroll deduction, a loan shall be repaid to the Plan by payment to the Employer. You will be assessed an annual fee of $25 for each outstanding loan. The level repayment requirement may be waived for a period of one year or less if you are on a leave of absence, however, your loan must still be repaid in full on the maturity date. If you are on a military leave of absence, the repayment schedule may be waived for the entire length of the time missed on leave. Your loan will accrue interest during this time, and upon return from a military leave of absence, your loan will be reamortized to extend the length of the loan by the length of the leave. If a loan is not repaid within its stated period, it will be treated as a taxable distribution to you.

         C.       DEFAULT OR TERMINATION OF EMPLOYMENT

The Plan Administrator shall consider a loan in default if any scheduled repayment remains unpaid as of the last business day of the calendar quarter following the calendar quarter in which a loan is initially considered past due. In the event of a default, death, disability or termination of employment, the entire outstanding principal and accrued interest shall be immediately due and payable. In addition, you will be deemed to have received a taxable distribution from the Plan.

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             APPENDIX C. SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

This notice explains how you can continue to defer federal income tax on your retirement savings or retirement Plan benefits in Valor Telecommunications Southwest, LLC Savings Plan (the "Plan") and contains important information you will need before you decide how to receive your Plan benefits.

This notice is provided to you at the request of Valor Telecommunications Enterprise, LLC (your "Plan Administrator") because all or part of the payment that you will soon receive from the Plan may be eligible for rollover by you or your Plan Administrator to a traditional IRA or an eligible employer plan. A rollover is a payment by you or the Plan Administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an education IRA). An "eligible employer plan" includes a plan qualified under section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; a section 403(a) annuity plan; a section 403(b) tax-sheltered annuity; and an eligible section 457(b) plan maintained by a governmental employer (governmental 457 plan).

An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a traditional IRA or split your rollover amount between the employer plan in which you will participate and a traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this Plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

If you have additional questions after reading this notice, you can contact your plan administrator at (972) 373-1000.

                                     SUMMARY

There are two ways you may be able to receive a Plan payment that is eligible for rollover:

                  (1) Certain payments can be made directly to a traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("DIRECT ROLLOVER"); or

                  (2) The payment can be PAID TO YOU.

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If you choose a DIRECT ROLLOVER:

     - Your payment will not be taxed in the current year and no income tax will be withheld.

     - You choose whether your payment will be made directly to your traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not traditional IRAs.

     - The taxable portion of your payment will be taxed later when you take it out of the traditional IRA or the eligible employer plan. Depending on the type of plan, the later distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this Plan.

If you choose to have a Plan payment that is eligible for rollover PAID TO YOU:

     - You will receive only 80% of the taxable amount of the payment, because the Plan Administrator is required to withhold 20% of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

     - The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59-1/2, you may have to pay an additional 10% tax.

     - You can roll over all or part of the payment by paying it to your traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

     - If you want to roll over 100% of the payment to a traditional IRA or an eligible employer plan, you must find other money to replace the 20% of the taxable portion that was withheld. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over.

YOUR RIGHT TO WAIVE THE 30-DAY NOTICE PERIOD. Generally, neither a direct rollover nor a payment can be made from the plan until at least 30 days after your receipt of this notice. Thus, after receiving this notice, you have at least 30 days to consider whether or not to have your withdrawal directly rolled over. If you do not wish to wait until this 30-day notice period ends before your election is processed, you may waive the notice period by making an affirmative election indicating whether or not you wish to make a direct rollover. Your withdrawal will then be processed in accordance with your election as soon as practical after it is received by the Plan Administrator.

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                                MORE INFORMATION

I.       PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

II.      DIRECT ROLLOVER

III.     PAYMENT PAID TO YOU

IV.      SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

                 I. PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

Payments from the Plan may be "eligible rollover distributions." This means that they can be rolled over to a traditional IRA or to an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your Plan administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

The following types of payments cannot be rolled over:

PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for:

     -   your lifetime (or a period measured by your life expectancy), or

     - your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

     -   a period of 10 years or more.

REQUIRED MINIMUM PAYMENTS. Beginning when you reach age 70-1/2% or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than 5% of your employer.

HARDSHIP DISTRIBUTIONS. A hardship distribution cannot be rolled over.

ESOP DIVIDENDS. Cash dividends paid to you on employer stock held in an employee stock ownership plan cannot be rolled over.

CORRECTIVE DISTRIBUTIONS. A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

LOANS TREATED AS DISTRIBUTIONS. The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the Plan Administrator of this Plan if distribution of your loan qualifies for rollover treatment.

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The Plan Administrator of this Plan should be able to tell you if your payment includes amounts which cannot be rolled over.

                               II. DIRECT ROLLOVER

A DIRECT ROLLOVER is a direct payment of the amount of your Plan benefits to a traditional IRA or an eligible employer plan that will accept it. You can choose a DIRECT ROLLOVER of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a DIRECT ROLLOVER until you later take it out of the traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any taxable portion of your Plan benefits for which you choose a DIRECT ROLLOVER. This Plan might not let you choose a DIRECT ROLLOVER if your distributions for the year are less than $200.

DIRECT ROLLOVER TO A TRADITIONAL IRA. You can open a traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a traditional IRA to receive the payment. However, in choosing a traditional IRA, you may wish to make sure that the traditional IRA you choose will allow you to move all or a part of your payment to another traditional IRA at a later date, without penalties or other limitations. See IRS Publication 590, Individual Retirement Arrangements, for more information on traditional IRAs (including limits on how often you can roll over between IRAs).

DIRECT ROLLOVER TO A PLAN. If you are employed by a new employer that has an eligible employer plan, and you want a direct rollover to that plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a DIRECT ROLLOVER to a traditional IRA. If the employer plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution. Check with the plan administrator of that plan before making your decision.

DIRECT ROLLOVER OF A SERIES OF PAYMENTS. If you receive a payment that can be rolled over to a traditional IRA or an eligible employer plan that will accept it, and it is paid in a series of payments for less than 10 years, your choice to make or not make a DIRECT ROLLOVER for a payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER. The tax treatment of any payment from the eligible employer plan or traditional IRA receiving your DIRECT ROLLOVER might be different than if you received your benefit in a taxable distribution directly from the Plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a section 403(b) tax-sheltered annuity, a governmental 457 plan, or a traditional IRA in a DIRECT ROLLOVER, your benefit will no longer be eligible for that

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special treatment. See the sections below entitled "Additional 10% Tax if You Are under Age 59 1/2" and "Special Tax Treatment if You Were Born before January 1, 1936."

                            III. PAYMENT PAID TO YOU

If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20% federal income tax withholding on the taxable portion (state tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a traditional IRA or an eligible employer plan that accepts rollovers. If you do not roll it over, special tax rules may apply.

INCOME TAX WITHHOLDING:

MANDATORY WITHHOLDING: If any portion of your payment can be rolled over under
Part I above and you do not elect to make a DIRECT ROLLOVER, the Plan is required by law to withhold 20% of the taxable amount. This amount is sent to the IRS as federal income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the Plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below), you must report the full $10,000 as a taxable payment from the Plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

VOLUNTARY WITHHOLDING. If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the Plan Administrator for the election form and related information.

SIXTY-DAY ROLLOVER OPTION. If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a traditional IRA or to an eligible employer plan that accepts rollovers. If you decide to roll over, you must contribute the amount of the payment you received to a traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the traditional IRA or the eligible employer plan.

You can roll over up to 100% of your payment that can be rolled over under Part I above, including an amount equal to the 20% of the taxable portion that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the traditional IRA or the eligible employer plan, to replace the 20% that was withheld. On the other hand, if you roll over only the 80% of the taxable portion that you received, you will be taxed on the 20% that was withheld.

                  EXAMPLE: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a traditional IRA or an eligible employer plan. To do this, you roll over the $8,000

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                  you received from the Plan, and you will have to find $2,000 from other sources (your savings, a loan, etc.). In this case, the entire $10,000 is not taxed until you take it out of the traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

                  If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return, you may get a refund of part of the $2,000 withheld. (However, any refund is likely to be larger if you roll over the entire $10,000.)

ADDITIONAL 10% TAX IF YOU ARE UNDER AGE 59-1/2. If you receive a payment before you reach age 59-1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10% of the taxable portion of the payment. The additional 10% tax generally does not apply to (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Code section 404(k), (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to an alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10% tax.

The additional 10% tax will not apply to distributions from a governmental 457 plan, except to the extent the distribution is attributable to an amount you rolled over to that plan (adjusted for investment returns) from another type of eligible employer plan or IRA. Any amount rolled over from a governmental 457 plan to another type of eligible employer plan or to a traditional IRA wilt become subject to the additional 10% tax if it is distributed to you before you reach age 59-1/2, unless one of the exceptions applies.

SPECIAL TAX TREATMENT IF YON WERE BORN BEFORE JANUARY 1, 1936. If you receive a payment from a plan qualified under section 401(a) or a section 403(a) annuity plan that can be rolled over under Part I and you do not roll it over to a traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment. (See also "Employer Stock or Securities", below.) A lump sum distribution is a payment, within one year, of your entire balance under the Plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59-1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59-1/2 or have become disabled). For a payment to be treated as a lump sum distribution, you must have been a participant in the plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

                  TEN-YEAR AVERAGING. If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the

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                  payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

                  CAPITAL GAIN TREATMENT. If you receive a lump sum distribution and you were born before January 1, 1936, and you were a participant in the Plan before 1974, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the Plan taxed as long-term capital gain at a rate of 20%.

There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this Plan from a 403(b) tax-sheltered annuity contract, a governmental 457 plan, or from an IRA not originally attributable to a qualified employer plan. If you have previously rolled over a distribution from this Plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from the Plan. If you roll over your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a traditional IRA, governmental 457 plan, or 403(b) tax-sheltered annuity, this special tax treatment is not available for the rest of the payment. See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

REPAYMENT OF PLAN LOANS. If your employment ends and you have an outstanding loan from your Plan, your employer may reduce (or "offset") your balance in the Plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or are treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the Plan, the 20% withholding amount will be based on the entire amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

        IV. SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the Plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a DIRECT ROLLOVER to a traditional IRA or to an eligible employer plan or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to a traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

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If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10% tax described in Part III above, even if you are younger than age 59-1/2.

If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had 5 years of participation in the Plan.

HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the Plan Administrator or a professional tax advisor before you take a payment of your benefits from your Plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, Individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irsgov, or by calling 1-800-TAX-FORMS.

Rev 1/2002

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